POWER OF ATTORNEY

The undersigned, being members of the Board of the Vintage Mutual Funds, Inc., hereby constitutes and appoints David W. Miles as the attorney- in-fact for the proper officers of the Fund, with full power of substitution and resubstitution; to sign any and all amendments to the Registration Statement (including Post-Effective Amendments and amendments thereto); and that the appointment of each such person as attorney-in-fact hereby is authorized and approved; and that such attorney-in-fact shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such Registration Statement and any and all amendments and supplements thereto, as fully to all intents and purposes as the officer, for whom he is acting as attorney-in fact, might or could do in person.

IN WITNESS WHEREOF, the undersigned have executed this Consent as of May 22, 2001.

/s/ /s/ /s/

Annalu Farber William J. Howard Debra L. Johnson

/s/ /s/ /s/

Fred Lorber Edward J. Stanek John G. Taft

/s/

Steven Zumbach

POWER OF ATTORNEY

The undersigned, hereby constitutes and appoints David W. Miles, with full power to act as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution; for his and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to the Registration Statement for each Fund listed in Exhibit A attached hereto (including Post-Effective Amendments and amendments thereto); and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Consent as of May 22, 2001.

/s/

Mark A. McClurg

EXHIBIT A

Vintage Government Assets Fund

Liquid Assets Fund

Municipal Assets Fund

Institutional Reserves Fund

Vintage Limited Term Bond Fund

Vintage Bond Fund

Vintage Income Fund

Vintage Municipal Bond Fund

Vintage Balanced Fund

Vintage Equity Fund

Vintage Aggressive Growth Fund

Vintage Technology Fund